 EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Dynatronics Corporation (the "Company") on Form 10-Q for the period ended March 31, 2017, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Kelvyn H. Cullimore, Jr., Chief Executive Officer, and David A. Wirthlin, Chief Financial Officer, of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 15, 2017	/s/ Kelvyn H. Cullimore, Jr.
Kelvyn H. Cullimore, Jr.
President, Chief Executive Officer
(Principal Executive Officer)
Dynatronics Corporation

Date: May 15, 2017	/s/ David A. Wirthlin
David A. Wirthlin
Chief Financial Officer
(Principal Accounting and Financial Officer)
Dynatronics Corporation

This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by referenced into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 (whether made on or before or after the date of this Report), irrespective of any general incorporation language contained in such filing.